EXHIBIT 99.2


                          NOTICE OF GUARANTEED DELIVERY
                                       FOR
                 TENDER OF FLOATING RATE NOTES DUE JUNE 15, 2011
                        AND 7.75% NOTES DUE JUNE 15, 2011
                                 IN EXCHANGE FOR
                      FLOATING RATE NOTES DUE JUNE 15, 2011
                        AND 7.75% NOTES DUE JUNE 15, 2011
                         THAT HAVE BEEN REGISTERED UNDER
                     THE SECURITIES ACT OF 1933, AS AMENDED,
                                       OF
                     ABITIBI-CONSOLIDATED COMPANY OF CANADA

        Registered holders of outstanding Floating Rate Notes due June 15, 2011 and 7.75% Notes due June 15, 2011 (the "Old Notes") of Abitibi-Consolidated Company of Canada ("Abitibi-Consolidated") who wish to tender their Old Notes in exchange for a like stated amount at maturity of Floating Rate Notes due June 15, 2011 and 7.75% Notes due June 15, 2011 (the "New Notes") of Abitibi-Consolidated and, in each case, whose Old Notes are not immediately available or who cannot deliver their Old Notes and letter of transmittal (and any other documents required by the letter of transmittal) to The Bank of Nova Scotia Trust Company of New York, (the "Exchange Agent"), prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight delivery) or by mail to the Exchange Agent. See "The Exchange Offer -- Procedures for Tendering Old Notes" in the Prospectus. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 10, 2004 (THE "EXPIRATION DATE"), UNLESS THE OFFER IS EXTENDED BY ABITIBI-CONSOLIDATED IN ITS SOLE DISCRETION. TENDERS OF OLD NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 PM., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

                  The Exchange Agent for the Exchange Offer is:

                 BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK.
                                  DELIVER TO:

        BY MAIL, HAND OR OVERNIGHT             BY FACSIMILE FOR ELIGIBLE
                DELIVERY:                            INSTITUTIONS:

       The Bank of Nova Scotia Trust             Fax to: 212-225-5436
           Company of New York                   Confirm by Telephone:
            One Liberty Plaza                         212-225-5427
                23rd Floor
         New York, New York 10006
           Attention: Pat Keane

        FOR ANY QUESTIONS REGARDING THIS NOTICE OF GUARANTEED DELIVERY OR FOR ANY ADDITIONAL INFORMATION, YOU MAY CONTACT THE EXCHANGE AGENT BY TELEPHONE AT 212-225-5427, OR BY FACSIMILE AT 212-225-5436.

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. [GRAPHIC OMITTED]

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        This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a letter of transmittal is required to be guaranteed by an Eligible Institution, such signature guarantee must appear in the applicable space provided on the letter of transmittal for Guarantee of Signatures.
[GRAPHIC OMITTED]

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LADIES & GENTLEMEN:

        The undersigned hereby tender(s) to Abitibi-Consolidated, upon the terms and subject to the conditions set forth in the Prospectus and the accompanying letter of transmittal, receipt of which is hereby acknowledged, the aggregate stated amount at maturity of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus.

        The undersigned understands that tenders of Old Notes will be accepted only in stated amounts at maturity equal to US$1,000 or integral multiples of US$1,000. The undersigned understands that tenders of Old Notes pursuant to the Exchange Offer may not be withdrawn after 5:00 p.m., New York City time, on the Expiration Date. Tenders of Old Notes may also be withdrawn if the Exchange Offer is terminated without any such Old Notes being purchased thereunder or as otherwise provided in the Prospectus.

        All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

                            PLEASE SIGN AND COMPLETE

Signature(s) of Registered Holder(s) or Name(s) of Registered Holder(s):
Authorized Signatory:

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


FLOATING RATE NOTES DUE 2011

Stated Amount at Maturity of Floating
Rate Notes due 2008 Tendered:          Address:

-------------------------------------  -----------------------------------------
Certificate No(s). of Old Notes        Area Code and Telephone No.:
(if available):

-------------------------------------  -----------------------------------------
                                       If Old Notes will be delivered by book-
                                       entry transfer at The Depository Trust
-------------------------------------  Company, insert Depository Account No.:


Date:

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7.75% NOTES DUE 2011
Stated Amount at Maturity of 7.75%
Notes due 2011 Tendered:               Address:

-------------------------------------  -----------------------------------------
Certificate No(s). of Old Notes        Area Code and Telephone No.:
(if available):

-------------------------------------  -----------------------------------------
                                       If Old Notes will be delivered by book-
                                       entry transfer at The Depository Trust
-------------------------------------  Company, insert Depository Account No.:

Date:

-------------------------------------  -----------------------------------------

        This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Old Notes exactly as its (their) name(s) appear on certificates for Old Notes or on a security position listing as the owner of Old Notes, or by person(s) authorized to become registered Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.


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


                      PLEASE PRINT NAME(S) AND ADDRESS(ES)
Name(s):

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Capacity:

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Address(es):

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DO NOT SEND OLD NOTES WITH THIS FORM. OLD NOTES SHOULD BE SENT TO THE EXCHANGE
AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF
TRANSMITTAL.

                              GUARANTEE OF DELIVERY
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

        The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or a correspondent in the United States or an "eligible guarantor institution" as defined by Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby (a) represents that each holder of Old Notes on whose behalf this tender is being made "own(s)" the Old Notes covered hereby within the meaning of Rule 14e-4 under the Exchange Act, (b) represents that such tender of Old Notes complies with such Rule 14e-4, and (c) guarantees that, within three New York Stock Exchange trading days from the date of this Notice of Guaranteed Delivery, a properly completed and duly executed letter of transmittal, together with certificates representing the Old Notes covered hereby in proper form for transfer and required documents, will be deposited by the undersigned with the Exchange Agent.


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


        THE UNDERSIGNED ACKNOWLEDGES THAT IT MUST DELIVER THE LETTER OF TRANSMITTAL AND OLD NOTES TENDERED HEREBY TO THE EXCHANGE AGENT WITHIN THE TIME SET FORTH ABOVE AND THAT FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO THE UNDERSIGNED.

Name of Firm:                               Authorized Signature
Address:

------------------------------------------  ------------------------------------

Area Code and Telephone No.:                Name:

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                                            Title:

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                                            Date:

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